                                                                     Exhibit 4.2

     THIS FIRST SUPPLEMENTAL INDENTURE is dated as of February __, 1998, between Details Capital Corp., a California corporation (the "Company") and State Street Bank and Trust Company, a Massachusetts trust company, as trustee under the Indenture hereinafter mentioned (the "Trustee").

     WHEREAS, Details Holdings Corp. a California corporation and the sole stockholder of the Company ("Holdings"), heretofore executed and delivered to the Trustee an indenture dated as of November 18, 1997 (the "Existing Indenture", and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the "Indenture"), providing for the creation of and issuance of (i) Holdings' 12 1/2% Senior Discount Notes due 2007, (the "Senior Discount Notes") and (ii) if and when issued in exchange for Senior Discount Notes as provided in the Registration Rights Agreement, Holdings' 12 1/2% Series B Senior Discount Notes due 2007 (the "Exchange Discount Notes") (collectively, the Senior Discount Notes and the Exchange Discount Notes are referred to herein as the "Discount Notes"), of substantially the tenor and amount set forth in the Existing Indenture; and

     WHEREAS, in connection with the conveyance by Holdings to the Company of substantially all of its assets, subject to certain liabilities including the Discount Notes, the Company has agreed to assume all of Holdings' obligations in respect of the Discount Notes under the Existing Indenture; and

     WHEREAS, the Company intends by this First Supplemental Indenture, pursuant to and as contemplated by Section 801 and Section 901 of the Existing Indenture, to expressly assume all of the obligations of Holdings contained in the Existing Indenture and in the Discount Notes and to succeed to, and be substituted for, and exercise every right and power of, Holdings under the Indenture; and that pursuant to Section 801 of the Existing Indenture, Holdings will be released from all obligations and covenants under the Indenture;

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     That, for and in consideration of the premises herein contained and in order to comply with the terms of Section 801 of the Existing Indenture, the Company agrees with the Trustee as follows:

                                   ARTICLE 1

                     Assumption of Obligations of Holdings
                     -------------------------------------

     Section 101.  Assumption.  The Company hereby expressly and unconditionally
     -----------   ----------
assumes the due and punctual performance and observance of all of the obligations of Holdings contained in the Existing Indenture as if the Company had been the original maker of the Discount Notes, and also hereby expressly and unconditionally assumes the due and punctual payment of the
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principal of and interest on all of the Discount Notes and the due and punctual performance and observance of all of the covenants and conditions of Holdings contained in each Discount Note outstanding on the date of this First Supplemental Indenture. Any reference to "Holdings" as defined in the Existing Indenture shall be deemed to refer to the Company, and subject to the provisions of Article Eight of the Existing Indenture, shall also include the Company's successors and assigns. Any Discount Note delivered after the date of this First Supplemental Indenture in substitution or exchange for any outstanding Discount Note shall constitute an obligation of the Company.

                                   ARTICLE 2

                        Amendment of Existing Indenture
                        -------------------------------

     Section 201.  Amendment of Section 202.  Pursuant to Sections 802 and 906
     -----------   ------------------------
of the Existing Indenture, Section 202 of the Existing Indenture is hereby amended by adding the following to the end thereof:

     Discount Notes issued after February __, 1998 shall bear the following legend:

     DETAILS CAPITAL CORP., A CALIFORNIA CORPORATION (THE "COMPANY"), HAS EXPRESSLY ASSUMED, PURSUANT TO THE TERMS OF A FIRST SUPPLEMENTAL INDENTURE DATED AS OF FEBRUARY __, 1998 BETWEEN THE COMPANY AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE (THE "TRUSTEE"), THE OBLIGATIONS OF DETAILS HOLDINGS CORP., A CALIFORNIA CORPORATION ("HOLDINGS"), UNDER THIS DISCOUNT NOTE AND THE INDENTURE DATED AS OF NOVEMBER 18, 1997 BETWEEN HOLDINGS AND THE TRUSTEE AS IF THE COMPANY HAD BEEN THE ORIGINAL MAKER HEREOF.

                                   ARTICLE 3

                                  The Trustee
                                  -----------

     Section 301.  Privileges and Immunities  of Trustee.  The Trustee accepts
     -----------   -------------------------------------
the amendment of the Indenture effected by this First Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of the First Supplemental Indenture, for the due execution thereof by the Company or for the recitals contained herein, which are the Company's.

                                   ARTICLE 4

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                            Miscellaneous Provisions
                            ------------------------

     Section 401.  Instruments to be Read Together.  This First Supplemental
     -----------   -------------------------------
Indenture is an indenture supplemental to and in implementation of the Existing Indenture, and said Existing Indenture and this First Supplemental Indenture shall henceforth be read together.

     Section 402.  Confirmation.  The Existing Indenture as amended and
     -----------   ------------
supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

     Section 403.  Terms Defined.  All terms defined in the Existing Indenture
     -----------   -------------
have the meanings herein as so defined.

     Section 404.  Counterparts.  This First Supplemental Indenture may be
     -----------   ------------
signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 405.  Effectiveness.  The provisions of this First Supplemental
     -----------   -------------
Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 801 of the Existing Indenture.

     Section 406.  Governing Law.  This First Supplemental Indenture shall be
     -----------   -------------
governed by, and be construed in accordance with, the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the state of New York. Upon the issuance of the Exchange Discount Notes or the effectiveness of the shelf registration statement, the Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the state of New York and the U.S. federal courts, in each case sitting in the borough of Manhattan, and waives any objection as to venue or forum non conveniens.


                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.

                              Details Capital Corp.


                              By:
                                 ----------------------------
                              Name:  Bruce McMaster
                              Title: President

ATTEST:


-----------------------------
Name:  Joseph P. Gisch
Title: Secretary

                              State Street Bank and Trust
                              Company


                              By:
                                 ----------------------------
                              Name:  Earl W. Dennison, Jr.
                              Title: Vice President

                                      -4-